Exhibit 99.1

OriginOil Broadens Focus to Address Markets Each Estimated At More Than $100 Billion in Value

New Revenue Streams Open to SOS Technology include Oil and Gas Water Cleanup and Industrial Wastewater Treatment

LOS ANGELES (20 June, 2012) – OriginOil, Inc. (OTC/BB: OOIL) developer of a breakthrough technology to convert algae into renewable crude oil, has found that its platform technology which separates solids from liquids in a single pass, without the use of chemicals, has multiple market implications beyond the algae industry.

“We are seeing additional revenue and growth opportunities where our technology has the potential to become a cost-effective strategy in multiple vertical industries,” stated OriginOil CEO Riggs Eckelberry. “For example, oil and gas drilling, industrial wastewater treatment, toxic remediation and any place that organic solids are separated out of liquids may be a potential growth market for our suite of extraction technologies.”

The Company’s patent-pending portfolio of extraction technologies, based on Single Step Extraction™ and known collectively as ‘SOS’ or Solids Out of Solution™, was originally developed to extract algae from the large amount of water in which it grows.

Today, water management and oil recovery are among the toughest challenges facing oil and gas producers, especially in the new era of hydraulic fracturing (“fracking”), that requires millions of gallons of fresh water to treat just one well.

Recent lab testing of the SOS system on petroleum ‘frac flowback’ water has pointed to its effectiveness in removing solids, soluble organics and emulsified liquids from water in a single chemical free, low energy step.

“Early on, we had to learn how to dewater algae without chemicals and with very little energy. We then realized we have a platform that potentially opens up significant additional addressable markets which we are exploring for near and long term growth,” added Eckelberry.

Those markets may include:

Algae Market:
According to a report by SBI, the market for harvesting and extraction technologies and algae biofuels production is projected to grow to $1.6 billion by 2015. Clean Edge estimates the total biofuels market size to reach $105.4 billion by 2018.

Produced Water Market:
According to Global Water Intelligence, “The oil industry produces around 2.5 times more water than oil. By 2025 it will be producing five times more water than oil. Handling produced water is a tremendous growth market, but the real opportunity is in treatment.”

With daily world oil production exceeding 70 million barrels, this implies a potential market for the disposal and treatment of produced water of at least $400 billion, because energy companies pay between $3 and $12 to dispose of each barrel of produced water, as reported by Greentech Media.

Industrial Wastewater Treatment Market:
In its report, “Water, Wastewater, and Filtration: World Markets”, McIlvaine forecasts a $183 billion market for water and wastewater treatment and filtration products and services including outsourcing.

About OriginOil, Inc. (www.originoil.com)

OriginOil® helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:                                                      Jerry Schranz
Antenna Group – a Beckerman Company
201-465-8020
jerry@antennagroup.com

Investor Relations OriginOIl:
Tom Becker
Toll-free: 877-999-OOIL (6645) Ext. 641
International: +1-323-939-6645 Ext. 641
Fax: 323-315-2301
ir@originoil.com
www.originoil.com

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